UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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Cedar Fair, L.P.

(Name of Registrant as Specified In Its Charter)

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Cedar Fair handed out the following materials at the special meeting of unitholders on January 11, 2011:

Cedar Fair: Committed to

Creating Value for All Unitholders

We have thrived while others in the industry have struggled to survive.

Highlights of 2010:

•	All-time record attendance at 22.8 million

•	Strengthened balance sheet to create financial flexibility

•	Reinstatement of the quarterly cash distribution to unitholders

Well-positioned for sustained profitable growth:

•	Successful and aggressive marketing campaign to drive more guests to our parks

•	Making good investments in our parks

•	Financial flexibility to pursue strategic growth opportunities

Long-term financial targets:

•	Grow revenues by 10% to 14% by 2015 (~2.3% CAGR)

•	Grow Adjusted EBITDA by 10% to 14% by 2015 (~2.3% CAGR)

•	Achieve free cash flows of $120 million to $140 million on an annual basis during 2012 to 2015

•	Reduce the Consolidated Leverage Ratio to 4.0x in 2013

•	Increase distribution to unitholders to $1.25 to $1.75 per limited partner unit by 2015 (or higher if cash flows exceed expectations)

Success reflected by market support:

•	30% unit price increase to $16.87 on January 8, 2011, from $13.00 on July 14, 2010, the day we announced the completion of our debt refinancing

•	Since the distribution was suspended in November 2009, the Company’s unit price has increased 112%, significantly more than the 19% achieved by the S&P 500 during this same period[1].

[1]	FactSet; market data as of 12/10/10

Additional Information About the Special Meeting of Unitholders

This may be deemed to be solicitation material in respect of the Company’s Special Meeting of Unitholders scheduled for January 11, 2011. On December 10, 2010, in connection with the Special Meeting, the Company filed a definitive proxy statement and a form of proxy with the SEC and the definitive proxy statement and a form of proxy has been mailed on or about December 13, 2010 to the Company’s unitholders of record as of December 9, 2010. In addition, the Company will file with, or furnish, to the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. Investors and security holders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s Unitholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co. LLC, at (203) 658-9400 or toll free at (800) 206-5879.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the Special Meeting of Unitholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement.